Free Writing Prospectus (To the Prospectus dated August 27, 2008, and the Prospectus Supplement dated August 27, 2008)	Filed Pursuant to Rule 433 Registration No. 333-145845 January 16, 2009

BARCLAYS BANK PLC

Barclays Callable One Observation Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The callable one observation reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa1)‡

•	Issue date: January 30, 2009

•	Initial valuation date: January 27, 2009

•	Final valuation date: July 27, 2009

•	Maturity date: July 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Call valuation date: April 27, 2009

•	Early redemption date: April 30, 2009

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
JPMorgan Chase & Co.	TBD	FWP-7	JPM	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2949	06738QE53/ US06738QE536
Occidental Petroleum Corporation	TBD	FWP-8	OXY	TBD	15.000%	75.0%	TBD	TBD	TBD	TBD	E-2950	06738QE61/ US06738QE619
XTO Energy Inc.	TBD	FWP-9	XTO	TBD	16.000%	70.0%	TBD	TBD	TBD	TBD	E-2951	06738QE79/ US06738QE791
Deere & Company	TBD	FWP-10	DE	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2952	06738QE87/ US06738QE874
Wells Fargo & Company	TBD	FWP-11	WFC	TBD	17.000%	50.0%	TBD	TBD	TBD	TBD	E-2953	06738QE95/ US06738QE957

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, and the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the Note offering relates to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August  27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments accrued up to the early redemption date or the maturity date. You will not participate in any appreciation in the value of the linked share.

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Potential Early Exit—While the original term of the Notes is six months, the Notes will be called before maturity if the closing price of the linked share is at or above the initial price on the call valuation date. If the Notes are called, you will be entitled only to the principal amount payable on the early redemption date and any previously accrued coupon payments. No more interest will accrue after the early redemption date.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

If the Notes are not called prior to maturity pursuant to the “Automatic Call” as described below, a $1,000 investment in the Notes will pay $1,000 at maturity unless the final price of the linked shares is lower than the protection price.

If the Notes are not called prior to maturity and the final price of the linked share is lower than the protection price, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the closing price of the linked share between the initial valuation date and the final valuation date.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Automatic Call

On the call valuation date, if the closing price of the linked share is greater than or equal to the initial price, the Notes will be automatically called for a cash payment per Note equal to $1,000. Such cash amount will be payable on the early redemption date (together with the coupon payment for the third monthly coupon payment date as the early redemption date coincides with the third coupon payment date). No interest will accrue after the early redemption date.

Interest

The Notes will bear interest, if any, from the issue date specified in the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant

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interest payment date on the maturity date. No interest will accrue and be payable on your Notes after the early redemption date if the Notes are called or after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach and the balance of this summary so assumes. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

If the Notes are automatically called on the early redemption date, you should generally recognize no gain or loss with respect to the Deposit, and you should recognize the total Put Premium received as short-term capital gain at that time.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special

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“constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and the final price of the linked shares and depending on whether if the Notes are called prior to maturity (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

If the closing price of the linked shares is at or above the initial price on the call valuation date, the Notes will be called for redemption at a cash payment per Note equal to $1,000 payable on the early redemption date. You will also have received the applicable interest payments up to the early redemption date.

If the Notes are not called prior to maturity, the final price of the linked shares is determined on the final valuation date.

If the final price of the linked shares is at or above the protection price, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below the protection price, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the closing price of the linked shares from the initial valuation date to the final valuation date.

In any case, you would also have received the applicable interest payments accrued up to either the early redemption date or the maturity date. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon

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yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values.

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JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
January 13, 2009*	$31.64	$24.50	$26.35

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity if the Notes are not called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $26.35

Protection level: 60.00%

Protection price: $15.81

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.950664

Coupon: 17.00% per annum

Maturity: January 30, 2009

Early redemption date: April 30, 2009

Dividend yield: 5.85% per annum

Coupon amount monthly: $14.17

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Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.25%	101.47%
+ 90%	4.25%	91.47%
+ 80%	4.25%	81.47%
+ 70%	4.25%	71.47%
+ 60%	4.25%	61.47%
+ 50%	4.25%	51.47%
+ 40%	4.25%	41.47%
+ 30%	4.25%	31.47%
+ 20%	4.25%	21.47%
+ 10%	4.25%	11.47%
+ 5%	4.25%	6.47%

0%	4.25%	1.47%

- 5%	4.25%	-3.53%
- 10%	4.25%	-8.53%
- 20%	4.25%	-18.53%
- 30%	4.25%	-28.53%
- 40%	4.25%	-38.53%
- 50%	4.25%	-48.53%
- 60%	4.25%	-58.53%
- 70%	4.25%	-68.53%
- 80%	4.25%	-78.53%
- 90%	4.25%	-88.53%
- 100%	4.25%	-98.53%

Table of Hypothetical Values

If Notes are NOT Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.50%	102.93%
+ 90%	8.50%	92.93%
+ 80%	8.50%	82.93%
+ 70%	8.50%	72.93%
+ 60%	8.50%	62.93%
+ 50%	8.50%	52.93%
+ 40%	8.50%	42.93%
+ 30%	8.50%	32.93%
+ 20%	8.50%	22.93%
+ 10%	8.50%	12.93%
+ 5%	8.50%	7.93%

0%	8.50%	2.93%

- 5%	8.50%	-2.07%
- 10%	8.50%	-7.07%
- 20%	8.50%	-17.07%
- 30%	8.50%	-27.07%
- 40%	8.50%	-37.07%
- 50%	-41.50%	-47.07%
- 60%	-51.50%	-57.07%
- 70%	-61.50%	-67.07%
- 80%	-71.50%	-77.07%
- 90%	-81.50%	-87.07%
- 100%	-91.50%	-97.07%

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Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 28, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 30, 2008	$100.03	$72.23	$89.86
September 30, 2008	$92.46	$63.97	$70.45
December 31, 2008	$70.00	$39.93	$59.99
January 13, 2009*	$64.00	$53.96	$56.31

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity if the Notes are not called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $56.31

Protection level: 75.00%

Protection price: $42.23

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.758835

Coupon: 15.00% per annum

Maturity: January 30, 2009

Early redemption date: April 30, 2009

Dividend yield: 2.26% per annum

Coupon amount monthly: $12.50

FWP-9

Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	3.75%	100.565%
+ 90%	3.75%	90.565%
+ 80%	3.75%	80.565%
+ 70%	3.75%	70.565%
+ 60%	3.75%	60.565%
+ 50%	3.75%	50.565%
+ 40%	3.75%	40.565%
+ 30%	3.75%	30.565%
+ 20%	3.75%	20.565%
+ 10%	3.75%	10.565%
+ 5%	3.75%	5.565%

0%	3.75%	0.565%

- 5%	3.75%	-4.435%
- 10%	3.75%	-9.435%
- 20%	3.75%	-19.435%
- 30%	3.75%	-29.435%
- 40%	3.75%	-39.435%
- 50%	3.75%	-49.435%
- 60%	3.75%	-59.435%
- 70%	3.75%	-69.435%
- 80%	3.75%	-79.435%
- 90%	3.75%	-89.435%
- 100%	3.75%	-99.435%

Table of Hypothetical Values

If Notes are NOT Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	7.50%	101.13%
+ 90%	7.50%	91.13%
+ 80%	7.50%	81.13%
+ 70%	7.50%	71.13%
+ 60%	7.50%	61.13%
+ 50%	7.50%	51.13%
+ 40%	7.50%	41.13%
+ 30%	7.50%	31.13%
+ 20%	7.50%	21.13%
+ 10%	7.50%	11.13%
+ 5%	7.50%	6.13%

0%	7.50%	1.13%

- 5%	7.50%	-3.87%
- 10%	7.50%	-8.87%
- 20%	7.50%	-18.87%
- 30%	-22.50%	-28.87%
- 40%	-32.50%	-38.87%
- 50%	-42.50%	-48.87%
- 60%	-52.50%	-58.87%
- 70%	-62.50%	-68.87%
- 80%	-72.50%	-78.87%
- 90%	-82.50%	-88.87%
- 100%	-92.50%	-98.87%

FWP-10

XTO Energy Inc.

According to publicly available information, XTO Energy Inc. (the “Company”), and its subsidiaries are engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company was formerly known as Cross Timbers Oil Company and changed its name to XTO Energy Inc. in June 2001.

The Company’s estimated proved reserves at December 31, 2007 were 9.44 trillion cubic feet of natural gas, 67 million barrels of natural gas liquids and 241 million barrels of oil, based on December 31, 2007 prices of $6.39 per thousand cubic feet for gas, $60.24 per barrel for natural gas liquids and $91.19 per barrel for oil.

The linked share’s SEC file number is 1-10662.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.17	$7.85	$8.77
June 30, 2003	$10.38	$8.40	$9.28
September 30, 2003	$9.89	$8.57	$9.69
December 31, 2003	$13.52	$9.66	$13.06
March 31, 2004	$15.00	$11.81	$14.56
June 30, 2004	$17.59	$14.09	$17.19
September 30, 2004	$19.09	$14.65	$18.74
December 31, 2004	$21.28	$17.25	$20.41
March 31, 2005	$26.97	$18.36	$25.26
June 30, 2005	$28.07	$20.00	$26.14
September 30, 2005	$35.62	$26.45	$34.86
December 30, 2005	$36.60	$29.34	$33.80
March 31, 2006	$38.47	$30.24	$33.51
June 30, 2006	$37.10	$29.21	$35.42
September 29, 2006	$39.38	$30.99	$33.70
December 29, 2006	$40.99	$30.93	$37.64
March 30, 2007	$44.62	$35.10	$43.85
June 29, 2007	$51.19	$43.29	$48.08
September 28, 2007	$51.42	$40.40	$49.47
December 31, 2007	$53.99	$47.62	$51.36
March 31, 2008	$64.00	$45.57	$61.86
June 30, 2008	$73.74	$59.52	$68.51
September 30, 2008	$71.36	$42.48	$46.52
December 31, 2008	$46.47	$23.83	$35.27
January 13, 2009*	$41.90	$35.47	$36.40

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity if the Notes are not called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XTO

Initial price: $36.40

Protection level: 70.00%

Protection price: $25.48

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.472527

Coupon: 16.00% per annum

Maturity: January 30, 2009

Early redemption date: April 30, 2009

Dividend yield: 1.39% per annum

Coupon amount monthly: $13.33

FWP-11

Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.00%	100.350%
+ 90%	4.00%	90.350%
+ 80%	4.00%	80.350%
+ 70%	4.00%	70.350%
+ 60%	4.00%	60.350%
+ 50%	4.00%	50.350%
+ 40%	4.00%	40.350%
+ 30%	4.00%	30.350%
+ 20%	4.00%	20.350%
+ 10%	4.00%	10.350%
+ 5%	4.00%	5.350%

0%	4.00%	0.350%

- 5%	4.00%	-4.650%
- 10%	4.00%	-9.650%
- 20%	4.00%	-19.650%
- 30%	4.00%	-29.650%
- 40%	4.00%	-39.650%
- 50%	4.00%	-49.650%
- 60%	4.00%	-59.650%
- 70%	4.00%	-69.650%
- 80%	4.00%	-79.650%
- 90%	4.00%	-89.650%
- 100%	4.00%	-99.650%

Table of Hypothetical Values

If Notes are NOT Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.00%	100.70%
+ 90%	8.00%	90.70%
+ 80%	8.00%	80.70%
+ 70%	8.00%	70.70%
+ 60%	8.00%	60.70%
+ 50%	8.00%	50.70%
+ 40%	8.00%	40.70%
+ 30%	8.00%	30.70%
+ 20%	8.00%	20.70%
+ 10%	8.00%	10.70%
+ 5%	8.00%	5.70%

0%	8.00%	0.70%

- 5%	8.00%	-4.30%
- 10%	8.00%	-9.30%
- 20%	8.00%	-19.30%
- 30%	8.00%	-29.30%
- 40%	-32.00%	-39.30%
- 50%	-42.00%	-49.30%
- 60%	-52.00%	-59.30%
- 70%	-62.00%	-69.30%
- 80%	-72.00%	-79.30%
- 90%	-82.00%	-89.30%
- 100%	-92.00%	-99.30%

FWP-12

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
January 13, 2009*	$46.73	$38.36	$40.78

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity if the Notes are not called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $40.78

Protection level: 60.00%

Protection price: $24.47

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.521824

Coupon: 17.00% per annum

Maturity: January 30, 2009

Early redemption date: April 30, 2009

Dividend yield: 2.76% per annum

Coupon amount monthly: $14.17

FWP-13

Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.25%	100.690%
+ 90%	4.25%	90.690%
+ 80%	4.25%	80.690%
+ 70%	4.25%	70.690%
+ 60%	4.25%	60.690%
+ 50%	4.25%	50.690%
+ 40%	4.25%	40.690%
+ 30%	4.25%	30.690%
+ 20%	4.25%	20.690%
+ 10%	4.25%	10.690%
+ 5%	4.25%	5.690%

0%	4.25%	0.690%

- 5%	4.25%	-4.310%
- 10%	4.25%	-9.310%
- 20%	4.25%	-19.310%
- 30%	4.25%	-29.310%
- 40%	4.25%	-39.310%
- 50%	4.25%	-49.310%
- 60%	4.25%	-59.310%
- 70%	4.25%	-69.310%
- 80%	4.25%	-79.310%
- 90%	4.25%	-89.310%
- 100%	4.25%	-99.310%

Table of Hypothetical Values

If Notes are NOT Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.50%	101.38%
+ 90%	8.50%	91.38%
+ 80%	8.50%	81.38%
+ 70%	8.50%	71.38%
+ 60%	8.50%	61.38%
+ 50%	8.50%	51.38%
+ 40%	8.50%	41.38%
+ 30%	8.50%	31.38%
+ 20%	8.50%	21.38%
+ 10%	8.50%	11.38%
+ 5%	8.50%	6.38%

0%	8.50%	1.38%

- 5%	8.50%	-3.62%
- 10%	8.50%	-8.62%
- 20%	8.50%	-18.62%
- 30%	8.50%	-28.62%
- 40%	8.50%	-38.62%
- 50%	-41.50%	-48.62%
- 60%	-51.50%	-58.62%
- 70%	-61.50%	-68.62%
- 80%	-71.50%	-78.62%
- 90%	-81.50%	-88.62%
- 100%	-91.50%	-98.62%

FWP-14

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

The Company has three operating segments for management purposes: Community Banking, Wholesale Banking and Wells Fargo Financial.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
January 13, 2009*	$30.09	$23.41	$24.38

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity if the Notes are not called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $24.38

Protection level: 50.00%

Protection price: $12.19

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.017227

Coupon: 17.00% per annum

Maturity: January 30, 2009

Early redemption date: April 30, 2009

Dividend yield: 5.58% per annum

Coupon amount monthly: $14.17

FWP-15

Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.25%	101.400%
+ 90%	4.25%	91.400%
+ 80%	4.25%	81.400%
+ 70%	4.25%	71.400%
+ 60%	4.25%	61.400%
+ 50%	4.25%	51.400%
+ 40%	4.25%	41.400%
+ 30%	4.25%	31.400%
+ 20%	4.25%	21.400%
+ 10%	4.25%	11.400%
+ 5%	4.25%	6.400%

0%	4.25%	1.400%

- 5%	4.25%	-3.600%
- 10%	4.25%	-8.600%
- 20%	4.25%	-18.600%
- 30%	4.25%	-28.600%
- 40%	4.25%	-38.600%
- 50%	4.25%	-48.600%
- 60%	4.25%	-58.600%
- 70%	4.25%	-68.600%
- 80%	4.25%	-78.600%
- 90%	4.25%	-88.600%
- 100%	4.25%	-98.600%

Table of Hypothetical Values

If Notes are Called Prior to Maturity

the Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.50%	102.79%
+ 90%	8.50%	92.79%
+ 80%	8.50%	82.79%
+ 70%	8.50%	72.79%
+ 60%	8.50%	62.79%
+ 50%	8.50%	52.79%
+ 40%	8.50%	42.79%
+ 30%	8.50%	32.79%
+ 20%	8.50%	22.79%
+ 10%	8.50%	12.79%
+ 5%	8.50%	7.79%

0%	8.50%	2.79%

- 5%	8.50%	-2.21%
- 10%	8.50%	-7.21%
- 20%	8.50%	-17.21%
- 30%	8.50%	-27.21%
- 40%	8.50%	-37.21%
- 50%	8.50%	-47.21%
- 60%	-51.50%	-57.21%
- 70%	-61.50%	-67.21%
- 80%	-71.50%	-77.21%
- 90%	-81.50%	-87.21%
- 100%	-91.50%	-97.21%

FWP-16